Exhibit 21.1

Subsidiaries of Talos Energy Inc.

Name of Subsidiary	Jurisdiction of Organization
Talos Production LLC	Delaware
Talos Production Finance Inc.	Delaware
Talos Energy Operating Company LLC	Delaware
Talos Energy Operating GP LLC	Delaware
Talos Energy Offshore LLC	Delaware
Talos ERT LLC	Delaware
CKB Petroleum, LLC	Delaware
Talos Gulf Coast LLC	Delaware
Talos Gulf Coast Offshore LLC	Delaware
Talos Gulf Coast Onshore LLC	Delaware
Talos Energy International LLC	Delaware
Talos Petroleum LLC	Delaware
Talos Management Intermediary LLC	Delaware
Talos Management Holdings LLC	Delaware
Talos Energy LLC	Delaware
Stone Energy Holding, L.L.C.	Delaware
Talos Resources LLC	Delaware
Talos Energy Phoenix LLC	Delaware
Talos Energy Holdings LLC	Delaware
Talos Argo Inc.	Delaware
New Talos Sub Inc.	Delaware
AP Overseas Talos Holdings (DC I), LLC	Delaware
AP Overseas Talos Holdings (DC II), LLC	Delaware
AP Overseas Talos Holdings (DC III), LLC	Delaware
AP Overseas Talos Holdings (DC IV), LLC	Delaware
ANRP (Talos DC), LLC	Delaware
AIF VII (Talos DC), LLC	Delaware
Riverstone V Non-U.S. Talos Corp	Delaware
Whistler Energy II, LLC	Delaware
Whistler Energy BlockerCo, LLC	Delaware
Whistler Energy EmployerCo, LLC	Delaware
Talos Mex Holding Coöperatief U.A.	Netherlands
Talos Mex B.V.	Netherlands

Rio Norte Offshore Company, S. DE R.L. DE C.V.	Mexico
Talos Energy México 2, S. DE R.L. DE C.V.	Mexico
Talos Energy México 7, S. DE R.L. DE C.V.	Mexico
Phoenix-Durango Offshore Company, S. DE R.L. DE C.V.	Mexico
Talos Energy Offshore México 2, S. DE R.L. DE C.V.	Mexico
Talos Energy Offshore México 7, S. DE R.L. DE C.V.	Mexico